EXHIBIT 4.6


                                                    Form of Settlement Contract

                                  CONFIRMATION

From:    Claymore MACROshares Oil Up Holding Trust
To:      Claymore MACROshares Oil Down Holding Trust
Date:    November [  ], 2006
Re:      Settlement Contracts


Ladies and Gentlemen:

         This communication (this "Master Confirmation") is intended to supplement the terms and conditions of the futures transactions entered into between us from time to time as set forth below (each a "Settlement Contract"). Each Settlement Contract shall be a "Transaction" under the Agreement described below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. Any capitalized terms used but not defined herein, in any Supplemental Confirmation (as described below) or in the Definitions shall have the meanings set forth in the Claymore MACROshares Oil Up Holding Trust Agreement (the "Up-MACRO Holding Trust Agreement") or the Claymore MACROshares Oil Down Holding Agreement (the "Down-MACRO Holding Trust Agreement"), each dated as of November 22, 2006, among Macro Securities Depositor, LLC, Investors Bank & Trust Company, as Trustee, Claymore Securities, Inc., as Administrative Agent and a Marketing Agent, and MACRO Financial, LLC, as a Marketing Agent.

         This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in a Supplemental Confirmation in the form of Schedule A hereto and which references this Master Confirmation, in which event the terms and provisions of this Master Confirmation shall be deemed to be incorporated into and made a part of each such Supplemental Confirmation. This Master Confirmation and each Supplemental Confirmation together shall constitute a separate "Confirmation" as referred to in the Agreement. Any such Confirmation shall supplement, form a part of, and be subject to, the ISDA Master Agreement (Multicurrency-Cross Border) dated as of November 22, 2006, as amended and supplemented from time to time (the "Agreement"), between the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust") and the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust"). All provisions contained in the Agreement shall govern this Master Confirmation and the related Supplemental Confirmation relating to a Settlement Contract except as expressly modified below or in the related Supplemental Confirmation. With respect to any relevant Settlement Contract, the Agreement, this Master Confirmation and the related Supplemental Confirmation shall represent the entire agreement and understanding of the parties with respect to the subject matter and terms of such Settlement Contract and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

         If, in relation to any Settlement Contract to which this Master Confirmation and a related Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Definitions that are incorporated into this Master Confirmation, the following will prevail for purposes of such Settlement Contract in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Definitions and (iv) the Agreement.

2.       General Terms:

Trade Date:                      For each Settlement Contract, as set forth in
                                 the related Supplemental Confirmation.

Settlement Payment Date:         For each Settlement Contract, the earlier of
                                 the Distribution Payment Date that occurs in January of 2027, following the Final Scheduled
                                 Termination Date, (ii) an Early Termination
                                 Date (as used herein having the meaning set forth in the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust Agreement) and
                                 (iii) a Redemption Date. A Settlement Payment
                                 Date shall occur upon the redemption of
                                 Up-MACRO Holding Shares and Down-MACRO Holding
                                 Shares for the same number of individual
                                 Settlement Contracts as (i) in the case of an Early Termination Date or the Final Scheduled
                                 Termination Date, the number of all outstanding
                                 MACRO Units representing all Up-MACRO and Down-MACRO Holding Shares that are outstanding and (ii) in the case of a Paired Optional
                                 Redemption, the number of MACRO Units
                                 representing the Net Par Amount Decrease in the Aggregate Par Amount that is being redeemed.
                                 For the avoidance of doubt, each Settlement
                                 Contract shall have only one Settlement Payment
                                 Date, and following such Settlement Payment
                                 Date neither party shall have any obligations other than with respect to the Up-MACRO
                                 Settlement Payment or Down-MACRO Settlement
                                 Payment owed by it.

Settlement Payment Payer:        If the Ending Level (i) as of the last Price
                                 Determination Day preceding the Settlement
                                 Payment Date, in the case of the Final
                                 Scheduled Termination Date or an Early
                                 Termination Date and (ii) on the Redemption
                                 Order Date preceding such Settlement Payment
                                 Date, in the case of a Redemption Date for a Paired Optional Redemption (the dates specified in (i) and (ii) above, each a "Relevant
                                 Measurement Date" for the Settlement Contract) is above the Starting Level, the Down-MACRO
                                 Holding Trust will pay the Down-MACRO
                                 Settlement Payment to the Up-MACRO Holding
                                 Trust on such Settlement Payment Date. If the
                                 Ending Level as of the Relevant Measurement
                                 Date (as described in the preceding sentence) is below the Starting Level, the Up-MACRO
                                 Holding Trust will pay the Up-MACRO Settlement
                                 Payment to the Down-MACRO Holding Trust on such Settlement Payment Date.

                                 If the Settlement Payment Date for any
                                 Settlement Contract is not a Distribution Date, the Down-MACRO Holding Trust or the Up-MACRO Holding Trust, as applicable, may deliver Treasuries or a combination of cash and Treasuries, in each case with a Value equal to the Down-MACRO Settlement Payment or Up-MACRO Settlement Payment, as applicable, owed on such date.

Up-MACRO
Settlement Payment:              With respect to any Settlement Payment Date,
                                 for each Settlement Contract settled on that date, an amount equal to: (a) if the Up-MACRO
                                 Underlying Value on the Relevant Measurement
                                 Date is greater than or equal to the Up-MACRO
                                 Asset Amount on such date, zero; and (b) if the Up-MACRO Underlying Value on the Relevant
                                 Measurement Date is less than the Up-MACRO
                                 Asset Amount on such date, an amount equal to
                                 (i) the excess of such Up-MACRO Asset Amount over such Up-MACRO Underlying Value divided by
                                 (ii) the number of outstanding Settlement
                                 Contracts immediately prior to such Settlement
                                 Payment Date.

Down-MACRO
Settlement Payment:              With respect to any Settlement Payment Date,
                                 for each Settlement Contract settled on that date, an amount equal to: (a) if the Down-MACRO
                                 Underlying Value on the Relevant Measurement
                                 Date is greater than or equal to the Down-MACRO
                                 Asset Amount on such date, zero; and (b) if the Down-MACRO Underlying Value on the Relevant
                                 Measurement Date is less than the Down-MACRO
                                 Asset Amount on such date, an amount equal to
                                 (i) the excess of such Down-MACRO Asset Amount over such Down-MACRO Underlying Value divided by (ii) the number of outstanding Settlement
                                 Contracts immediately prior to such Settlement
                                 Payment Date.

Starting Level:                  The Starting Level will be as specified in the
                                 Up-MACRO Holding Trust Agreement and the
                                 Down-MACRO Trust Agreement.

Ending Level:                    With respect to any Price Determination Day,
                                 the Applicable Reference Price of Crude Oil on such Price Determination Day.

Applicable Reference             Has the meaning set forth in the Up-MACRO
Price of Crude Oil:              Holding Trust Agreement and the Down-MACRO
                                 Holding Trust Agreement.

Price Determination Day:         Has the meaning set forth in the Up-MACRO
                                 Holding Trust Agreement and the Down-MACRO
                                 Holding Trust Agreement.

Calculation Agent:               The Trustee


3. Tax Treatment.

The parties hereto intend to treat each Confirmation, as governed by this Master Confirmation and the Agreement, as a separate forward contract for U.S. federal, state, and local income tax purposes.


4. Account Details:

Account(s) for payments to Up-MACRO Holding Trust:

Account(s) for payments to Down-MACRO Holding Trust:

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.



                                     Yours sincerely,

                                     CLAYMORE MACROSHARES OIL UP HOLDING TRUST

                                     By:  Investors Bank & Trust Company,
                                             not in its individual capacity but
                                             solely as Up-MACRO Holding Trustee



                                     By:    /S/  Michael F. Rogers
                                          -----------------------------
                                          Name:   Michael F. Rogers
                                          Title:  President

Confirmed as of the
date first above written:

CLAYMORE MACROSHARES OIL DOWN HOLDING TRUST

By:   Investors Bank & Trust Company,
         not in its individual capacity but
         solely as Down-MACRO Holding Trustee


By:    /S/  Michael F. Rogers
     -----------------------------
     Name:   Michael F. Rogers
     Title:  President

                                   Schedule A
                                   ----------

                                               Form of Supplemental Confirmation
                                               ---------------------------------

From:    Claymore MACROshares Oil Up Holding Trust

To:      Claymore MACROshares Oil Down Holding Trust

Date:    [               ]

Re:      Settlement Contracts

--------------------------------------------------------------------------------

Ladies and Gentlemen:

         The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Settlement Contracts entered into between us on the Trade Date set forth below. This Supplemental Confirmation is a binding contract between us as of the relevant Trade Date for the Settlement Contracts referenced below.

         The definitions and provisions contained in the Master Confirmation specified below are incorporated into this Supplemental Confirmation. In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.

         This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of November [ ], 2006 (the "Master Confirmation") between us, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below, including, without limitation, all representations and covenants, which are deemed to be repeated by each party hereto on the date hereof.


General Terms:

Trade Date:                                _________ __, 20__

Number of corresponding
MACRO Units:                               __________

Number of
Settlement Contracts:                      __________

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.



                                     Yours sincerely,

                                     CLAYMORE MACROSHARES OIL UP HOLDING TRUST

                                     By:  Investors Bank & Trust Company,
                                             not in its individual capacity but
                                             solely as Up-MACRO Holding Trustee



                                     By:
                                          -----------------------------
                                          Name:
                                          Title:

Confirmed as of the
date first above written:

CLAYMORE MACROSHARES OIL DOWN HOLDING TRUST

By:   Investors Bank & Trust Company,
         not in its individual capacity but
         solely as Down-MACRO Holding Trustee


By:
     -----------------------------
     Name:
     Title: